UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Basic Energy Services, Inc.

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PRELIMINARY COPY - SUBJECT TO COMPLETION - DATED MARCH 25, 2020

NOTICE OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS

The 2020 Annual Meeting of Stockholders of Basic Energy Services, Inc. will be held:

When:	Where:
May 6, 2020	The Fort Worth Club
at 10:00 a.m. local time	306 W. 7th Street
Fort Worth, Texas 76102
The purpose of the meeting is to consider and vote on the following proposals:
1.To elect three Class I directors to serve a three-year term;
2.To approve an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock;
3.To approve an amendment to our Certificate of Incorporation to permit stockholders to act by written consent;
4.To approve, on a non-binding advisory basis, our named executive officer compensation;
5.To ratify the appointment of KPMG LLP as our independent auditor for fiscal year 2020; and
6.To transact such other business as may properly come before the meeting, or any adjournment of it.
Stockholders of record at the close of business on March 25, 2020, are entitled to vote at the meeting or any adjournment. A list of such stockholders will be available for examination by a stockholder for any purpose germane to the meeting during ordinary business hours at our offices at 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102 during the ten days prior to the meeting. Stockholders holding at least a majority of the voting power of the outstanding shares of the Company entitled to vote at the meeting are required to be present or represented by proxy at the meeting to constitute a quorum.
In accordance with the rules and regulations of the Securities and Exchange Commission, beginning on or about April [●], 2020, we are mailing a full set of our proxy materials to all of our stockholders of record and beneficial owners as of the record date.
Please note that space limitations make it necessary to limit attendance at the meeting to stockholders, though each stockholder may be accompanied by one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m., and seating will begin at 9:45 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts must bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting. You may obtain directions to The Fort Worth Club by calling (817) 336-7211.
Given the public health and safety concerns related to COVID-19, the Company is evaluating the possibility of conducting a virtual stockholder meeting through the internet or other electronic means in lieu of, or in addition to, an in-person meeting. We will notify you of any decision to conduct a virtual meeting and provide clear directions as to the logistical details of the virtual meeting, including how stockholders can remotely access, participate in, and vote at such meeting.
By Order of the Board of Directors,

David S. Schorlemer,
Secretary
Fort Worth, Texas
[●]
Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to Be Held on May 6, 2020: This notice, the preliminary proxy statement for the 2020 Annual Meeting of the Stockholders, the proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2019, are available at https://materials.proxyvote.com.
The preliminary proxy statement is subject to completion by a definitive proxy statement intended to be released on or about April [●] , 2020.

PLEASE VOTE BY USING THE TELEPHONE OR INTERNET VOTING OPTIONS DESCRIBED IN THE ACCOMPANYING PROXY CARD OR, IF THE ATTACHED PROXY STATEMENT AND A PROXY CARD WERE MAILED TO YOU, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

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PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
May 6, 2020

General

This preliminary proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Basic Energy Services, Inc. a Delaware corporation (the “Company” or “Basic”) in connection with the 2020 Annual Meeting of Stockholders of the Company (the “2020 Annual Meeting”) to be held at The Fort Worth Club, located at 306 W 7th Street, Fort Worth, Texas 76102, on May 6, 2020, at 10:00 a.m. local time. Stockholders of record at the close of business on March 25, 2020, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof.
When a properly executed proxy is received prior to the meeting, the shares represented will be voted at the meeting in accordance with the directions noted on the proxy. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Secretary of the Company at the mailing address provided below or by attending the meeting in person and so notifying the inspector of elections.
Management does not intend to present any business for a vote at the 2020 Annual Meeting other than (i) the election of three Class I directors for a three-year term, (ii) the approval of an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock, (iii) the approval of an amendment to our Certificate of Incorporation to permit stockholders to act by written consent, (iv) the approval, on a non-binding advisory basis, of our named executive officer compensation, and (v) the ratification of KPMG LLP as the Company’s independent auditor for fiscal year 2020. Unless stockholders specify otherwise in voting instructions to their broker, their shares (i) will not be voted in (a) the election of the director nominees listed in this proxy statement, (b) the approval of an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock, (c) the approval of an amendment to our Certificate of Incorporation to permit stockholder action by written consent, or (d) the advisory approval of our named executive officer compensation, and (ii) will be voted FOR the ratification of KPMG LLP as the Company’s independent auditor. If other matters requiring the vote of stockholders properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their judgment.
The complete mailing address of the Company’s executive offices is 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102. A proxy statement, proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are first being mailed to stockholders on or about April [●], 2020.

Voting Procedures
A majority of the voting power of the outstanding shares of the Company entitled to vote present in person or represented by proxy at the 2020 Annual Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in determining whether a quorum is present at the 2020 Annual Meeting. Broadridge Financial Solutions, Inc. will tabulate all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The Company will appoint an inspector of elections at the meeting.
The affirmative vote of a plurality of the voting power of the outstanding shares of the Company entitled to vote at the 2020 Annual Meeting present in person or represented by proxy at the meeting and entitled to vote is required for the election of each nominee for director. The affirmative vote of holders of a majority of the voting
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power of the outstanding shares of the Company entitled to vote at the 2020 Annual Meeting present in person or represented by proxy at the meeting and entitled to vote is required for (i) the approval of an amendment to our Certificate of Incorporation to increase the number of shares of authorized common stock, (ii) the approval of an amendment to our Certificate of Incorporation to permit stockholders to act by written consent, (iii) the approval, on a non-binding advisory basis, of our named executive officer compensation, and (iv) the ratification of KPMG LLP as the Company’s independent auditor for fiscal year 2020. As an advisory vote, the proposal to approve our named executive officer compensation is not binding upon the Company. However, the Compensation Committee of our Board, which is responsible for overseeing our executive compensation program, values the opinions expressed by stockholders and will consider the outcomes of those votes when making future compensation decisions.
Abstentions will not count as votes cast for the election of directors or for any other proposal. As a result, abstentions will have no effect on Proposal 1 and will have the same practical effect as votes against Proposal 2, Proposal 3, Proposal 4 and Proposal 5. Because brokers generally have discretionary authority to vote on the ratification of our independent auditor, broker non-votes represented by submitted proxies will be taken into account in determining the outcome of Proposal 5. Brokers do not have discretionary voting authority with respect to the other proposals presented herein. Accordingly, broker non-votes will not have any effect on Proposal 1, Proposal 2, Proposal 3 or Proposal 4.
Stockholders who submit proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies submitted by other stockholders.

Voting Securities
On March 25, 2020, the record date, there were outstanding 24,983,699 shares of our common stock, par value $0.01 per share held of record by approximately 129 persons, and 118,805 shares of Series A Participating Preferred Stock, par value $0.01 per share (“Series A Preferred Stock,” and together with our common stock, the “Voting Stock”) held of record by one person. The stockholders of the Company are entitled to one vote, exercisable in person or by proxy, for each share of our common stock held on the record date and 1,000 votes, exercisable in person or by proxy, for each share of Series A Preferred Stock. Stockholders do not have cumulative voting rights.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Board recommends a vote FOR each of the nominees named below.
Board of Directors. The Company’s Second Amended and Restated Bylaws (the “Bylaws”) provide for the directors to serve in three classes having staggered terms of three years each. Three Class I directors will be elected at the 2020 Annual Meeting to serve for a three-year term expiring at the Annual Meeting of Stockholders in 2023. Pursuant to Delaware law, in the event of a vacancy on the Board, a majority of the remaining directors will be empowered to elect a successor, and the person so elected will hold office for the remainder of the full term of the director whose death, retirement, resignation, removal, disqualification or other cause created the vacancy and thereafter until the election of a successor director.
On March 9, 2020, in connection with the Exchange Transaction (as defined and described below), the Board was reconstituted from six directors to seven directors, comprised of (i) three Class I directors with terms to expire at the 2020 annual meeting of stockholders (the “Class I Directors”), (ii) two Class II directors with terms to expire at the 2021 annual meeting of stockholders (the “Class II Directors”) and (iii) two Class III directors with terms to expire at the 2022 annual meeting of stockholders (the “Class III Directors”). Additionally, effective as of the closing of the C&J Transaction, each of Messrs. Timothy H. Day and Samuel E. Langford resigned from the Board and (a) Lawrence First was appointed as a Class I Director, (b) Derek Jeong was appointed as a Class II Director and (c) Ross Solomon was appointed as a Class III Director.
Recommendation; Proxies. The persons named in the enclosed proxy card will vote all shares over which they have discretionary authority FOR the election of the nominees named below. Although the Board does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed persons will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.
Nominees. The following table sets forth information for each nominee. Each nominee has consented to be named in this proxy statement and to serve as a director, if elected.

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Name	Class	Age	Biography
Julio M. Quintana
Independent Director since 2016	I	60	Mr. Quintana served as the President and Chief Executive Officer of Tesco Corporation (NASDAQ: TESO), from 2005 until his retirement in January 2015 and was a member of the Tesco board from September 2004 to May 2015. Prior to the appointment as President and Chief Executive Officer, Mr. Quintana served as Executive Vice President and Chief Operating Officer at Tesco beginning in September 2004. Prior to his tenure at Tesco, Mr. Quintana worked for Schlumberger Corporation as Vice President of Integrated Project Management and Vice President of Marketing for The Americas from November 1999 to September 2004. Prior to Schlumberger, Mr. Quintana worked from June 1980 to November 1999 for Unocal Corporation, an integrated E&P company. Mr. Quintana held various operational and managerial roles in production, drilling and asset management. His last roles at Unocal were Asset Manager for the Mid Continent Region and Asset Manager for Deepwater Gulf of Mexico. Mr. Quintana brings 37 years of experience in various aspects of the oil and gas exploration and production industry, including strong experience in upstream operations, a deep understanding of drilling and asset management technologies, broad human resources management skills and experience. Mr. Quintana has a degree in Mechanical Engineering from The University of Southern California. He is member of the board of Directors of SM Energy (NYSE:SM) since July 2006 and a member of the board of Newmont Mining (NYSE:NEM) since October 2015.
Keith L. Schilling
Director since 2020	I	47	Mr. Schilling has 25 years of related industry experience and was named our President, Chief Executive Officer and Director effective January 2, 2020. Prior to joining the Company, Mr. Schilling was employed by Baker Hughes Company, where he served as President of Baker Hughes Canada since November 2018 and as Director, Sales and Commercial from July 2017 until November 2018. From October 2016 until June 2017, he served as President - Surface for the North America Region. Prior to his work for Baker Hughes Company and its affiliates, Mr. Schilling served as Senior Vice President for TETRA Technologies, Inc. from December 2014 until October 2016. From 1995 to 2014, Mr. Schilling was employed by Schlumberger Limited in numerous capacities. Mr. Schilling received a B.S. in Chemical Engineering from Texas A&M University in 1995 and an M.B.A. from Rotterdam University in 2008.
Lawrence First
Director since 2020	I	58	Mr. Lawrence First currently serves as the Chief Investment Officer and Managing Director of Ascribe Capital LLC (“Ascribe”). Mr. First joined Ascribe in 2008. Prior to joining Ascribe, Mr. First was a Managing Director and Co-Portfolio Manager in Merrill Lynch’s Principal Credit Group, a proprietary investing platform for the firm’s capital, where he was responsible for evaluating and managing assets in the team’s North American portfolio, including non-investment grade bank loans, stressed/distressed fixed income investments and public and private equity. Prior to joining Merrill Lynch in 2003, Mr. First was a senior partner in the Bankruptcy and Restructuring department of the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP, where he began his legal career in 1987. At Fried Frank, he represented both debtors and creditors in both in-court and out-of-court restructurings as well as lenders to, investors in, and potential buyers and sellers of, financially troubled companies. Prior to his joining Fried Frank’s Bankruptcy and Restructuring department, he was a member of its Corporate Department, where he became a partner in 1994. On behalf of Ascribe, Mr. First has been a member of the boards of directors of Nuverra Environmental Solutions Inc. since May 2018, Forbes Energy Services Ltd. since April 2017, Engineering Solutions & Products, LLC since November 2013, and Big Run, Inc. since March 2018. He was a director on the board of Geokinetics Inc. from 2013 to 2018, Alion Science and Technology Corp. from August 2014 to August 2015, and EnviroSolutions Inc. from July 2010 to March 2018. Mr. First received a Bachelor of Arts in History and Sociology from Haverford College, and a Juris Doctor from New York University School of Law. He also attended the London School of Economics. Mr. First’s background in the financial and legal industries provides valuable expertise to the Board.

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Other Directors. The following table sets forth certain information for the Class II and Class III directors, whose terms will expire at the Annual Meetings of Stockholders in 2021 and 2022, respectively.

Name	Class	Age	Biography
John Jackson
Independent Director since 2016	II	61	Mr. Jackson has served as Chief Executive Officer of Spartan Energy Partners since March 2010. Prior to that, from January 2008 through October 2009, Mr. Jackson was the Chairman and Chief Executive Officer of Price Gregory Services, Inc., a leading energy infrastructure services provider specializing in pipeline construction. Prior to Price Gregory, from October 2004 to August 2007, Mr. Jackson served as President and Chief Executive Officer of Hanover Compressor, and from January 2002 to September 2004 as Hanover’s Chief Financial Officer. Prior to that, Mr. Jackson held several positions at Duke Energy Field Services, including Chief Financial Officer, and he also held various positions at Union Pacific Resources. Mr. Jackson currently sits on the board of directors of Seitel, Inc., Main Street Capital Corp. and CNX Midstream, in addition to his role with non-profits boards. He has previously served on the board of directors of Select Energy Services (2012 to 2015), RSH Energy (2013 to 2014), Encore Energy Partners (2009 to 2011) and Exterran Holdings, Inc. (2007 to 2009). Mr. Jackson earned a Bachelor of Business Administration in Accounting from Baylor University.
Derek Jeong
Director since 2020	II	30	Mr. Jeong currently serves as a Principal at Ascribe. Mr. Jeong joined Ascribe Capital in 2014. Previously, he was with J.P. Morgan as an analyst in the Leveraged Finance group. Mr. Jeong received a B.S. in Finance and Strategy from Cornell University’s Dyson School of Applied Economics and Management.
James D. Kern
Independent Director since 2016	III	53	Mr. Kern has served as Managing partner of Majestic Ventures 1 LLC, a consulting and investment partnership focused on early stage growth companies since May 2014. In addition, he currently serves on the boards of directors of THL Credit Inc. (NASDAQ), a middle market lending company and Boart Longyear (ASX), a global drilling service and equipment company. From 2010 to 2014, Mr. Kern was a Managing Director at Nomura Securities, serving as Head of Global Finance FIG and Specialty Finance Investment Banking for the Americas. He previously served as a Managing Director at J.P. Morgan Securities within the FIG practice focused on Asset Management and Specialty Finance clients. From 1994-2008, was a Senior Managing Director at Bear Stearns where he held several positions including Head of Strategic Finance-FIG, Head of Corporate Derivatives and was a founding member of the firm’s Structured Equity Products group. Mr. Kern has a B.S. degree from the Marshall School of Business at the University of Southern California.
Ross Solomon
Director since 2020	III	32	Mr. Ross Solomon currently serves as a Managing Director at Ascribe. Mr. Solomon joined Ascribe in 2012. Previously, he was with Evercore Partners as an analyst in the Restructuring and Debt Capital Markets Group. Mr. Solomon was a Director of Geokinetics Inc. from 2016 to 2018. Mr. Solomon received a B.S. in Economics from the University of Pennsylvania’s Wharton School.

Director Experience, Qualifications, Attributes and Skills. The relevant experience, qualification, attributes and skills that our director nominees and directors bring to the Board include: for Mr. Quintana, engineering, finance, international, leadership, industry, public policy, and technology; for Mr. Schilling, extensive energy industry leadership experience; for Mr. First, knowledge and understanding of financial and legal industries; for Mr. Jackson, experience as a chief executive officer in energy industry, finance and accounting; for Mr. Jeong, extensive financial expertise; for Mr. Kern, strategic finance, capital markets activities, derivative expertise, and audit committee experience; and for Mr. Solomon, extensive financial expertise. Only one of our directors, Mr. Schilling, is an officer of the Company. Mr. Schilling, our President and Chief Executive Officer, has over 25 years of experience in our industry.

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BOARD OF DIRECTORS

Board of Directors
Meetings. During fiscal 2019, the Board held 15 meetings of the full Board and 17 meetings of committees. The Nominating and Corporate Governance Committee held four meetings; the Compensation Committee held six meetings and the Audit Committee held seven meetings during fiscal 2019. In addition, the Company’s independent auditors and management meet with the Audit Committee Chairman prior to the issuance of earnings press releases, and the other members of the Audit Committee are invited to attend these meetings. While the Company does not have a specific policy about director attendance at annual meetings of stockholders, all directors are expected to attend meetings of the Board (and any committees thereof on which they serve) either in person or telephonically unless exigencies prevent them from attending. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he has been a director) and (2) the total number of meetings of committees of the Board on which he served (during the periods that he served). Our non-employee directors meet at regularly scheduled executive sessions presided over by our Chairman. Additionally, our independent directors meet at least once a year without members of management or non-independent directors present. All of our directors other than Mr. Jackson attended our 2019 Annual Meeting of Stockholders.
Compensation. Directors who are our employees do not receive a retainer or fees for service on the Board or any committees. We pay non-employee directors for their service as directors. For 2019, directors who were not employees received an annual fee of $75,000 and our Chairman received an additional $25,000. In addition, the chairman of each committee received the following annual fees: Audit Committee — $15,000; Compensation Committee — $15,000; and Nominating and Corporate Governance Committee — $10,000. In addition, each of our non-employee directors received 20,000 shares of restricted stock and 7,700 shares of cash-settled restricted stock units with the exception of our Chairman who received 20,000 shares of restricted stock and 15,500 shares of cash-settled restricted stock units.
We granted each non-employee director $70,000 in targeted restricted stock awards (or $90,000 aggregate for our Chairman) under the Non-Employee Director Incentive Plan, which vest on May 15, 2021. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or committees and for other reasonable expenses related to the performance of their duties as directors.
Independence. Our Board currently consists of seven members, including three members determined by our Board to be independent — Messrs. Quintana, Jackson and Kern.
Our common stock is quoted for trading on OTCQX. Pursuant to OTCQX rules, we are required to have at least two independent members of the Board as well as an Audit Committee with a majority of independent directors. The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under OTCQX rules.
The Board has assessed the independence of each non-employee director under the Company's guidelines and OTCQX rules and, in the case of the Audit Committee, rules of the Securities and Exchange Commission
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(“SEC”) including Rule10A-3(b). The Board has affirmatively determined that, under OTCQX and SEC rules, Messrs. Quintana, Jackson and Kern are independent directors, based on information provided by the directors.
In the case of the Compensation Committee, Messrs. Kern, First, Solomon and Jeong were determined to be independent for purposes of Rule 16b-3.
Stockholder and Interested Party Communications with the Board. Stockholders and interested parties may communicate directly with the Board or a particular director by sending a letter to the attention of the Board or the particular director(s), as applicable, c/o Corporate Secretary, Basic Energy Services, Inc., 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102. Stockholder communications must contain a clear notation on the mailing envelope indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” Additionally, if the enclosed letter is from an interested party, the mailing envelope must contain a clear notation indicating that it is an “Interested Party-Board Communication” or an “Interested Party-Director Communication,” as applicable. All such letters must identify the author as a stockholder and/or interested party and clearly state whether the intended recipients are all members of the Board, certain specified individual directors or a group of directors, such as the non-management directors. The Secretary shall forward communications to the appropriate directors or the Board as a whole, as applicable, unless he reasonably determines in good faith that such communications relate to an improper or irrelevant topic.

Committees of the Board
Our Board has the following three standing committees, each with a written charter adopted by the Board and available on our website:

•Audit Committee;
•Nominating and Corporate Governance Committee; and
•Compensation Committee.
All of the directors on our Audit Committee are currently independent in compliance with the requirements of the Sarbanes Oxley Act of 2002, the OTCQX rules and SEC rules and regulations. The following table shows the committees on which each director serves:

Nominating
and Corporate
Director	Audit	Governance	Compensation
Julio M. Quintana	X	X*
Keith Schilling
James D. Kern	X		X*
John Jackson	X*	X
Larry First			X
Ross Solomon		X	X
Derek Jeong		X	X
*Chairperson.
Audit Committee. The responsibilities of the Audit Committee, composed of Messrs. Jackson (Chairman), Kern and Quintana, include, among others:
• to appoint, engage and terminate our independent auditors;
• to approve fees paid to our independent auditors for audit and permissible non-audit services in advance;
• to evaluate, at least on an annual basis, the qualifications, independence and performance of our independent auditors;
• to review and discuss with our independent auditors reports provided by the independent auditors to the Audit Committee regarding financial reporting issues;
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• to review and discuss with management and our independent auditors our quarterly and annual financial statements prior to our filing of periodic reports;
• to establish and maintain procedures for the receipt, retention and treatment of complaints received by us and concerns of employees regarding accounting and auditing matters;
• to review our procedures for internal auditing and the adequacy of our disclosure controls and procedures and internal control over financial reporting; and
• to evaluate its own performance at least annually and deliver a report setting forth the results of such evaluation to the Board.
To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. The Board has determined that Mr. Jackson is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K. The Board has adopted a written charter for the Audit Committee, a copy of which is available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basices.com).
Nominating and Corporate Governance Committee. The responsibilities of the Nominating and Corporate Governance Committee, composed of Messrs. Quintana (Chairman), Jackson, Jeong and Solomon, include, among others:
• to identify, recruit and evaluate candidates for membership on the Board and to develop processes for identifying and evaluating such candidates;
• to annually evaluate directors for reelection and present to the Board a list of nominees recommended for election to the Board at the annual meeting of stockholders, and to present to the Board, as necessary, nominees to fill any vacancies that may occur on the Board;
• to adopt a policy regarding the consideration of any director candidates recommended by our stockholders and the procedures to be followed by such stockholders in making such recommendations;
• to adopt a process for our stockholders to send communications to the Board;
• to evaluate its own performance at least annually and deliver a report setting forth the results of such evaluation to the Board;
• to oversee our policies and procedures regarding compliance with applicable laws and regulations relating to the honest and ethical conduct of our directors, officers and employees;
• to have the sole responsibility for granting any waivers under our Code of Ethics and Corporate Governance Guidelines; and
• to evaluate annually, based on input from the entire Board, the performance of the Chief Executive Officer and report the results of such evaluation to the Compensation Committee of the Board.
The Board has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basices.com).
The Nominating and Corporate Governance Committee has not established any minimum qualifications for non-employee director candidates that it recommends for nomination.
The Nominating and Corporate Governance Committee has established procedures for identifying and evaluating director nominees. Among the many factors considered in identifying and evaluating nominees, the Nominating and Corporate Governance Committee first considers the Board’s needs. Candidates will first be interviewed by the Nominating and Corporate Governance Committee. If approved by the Nominating and Corporate Governance Committee, candidates will then be interviewed by additional members of the Board. The
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full Board, with such interested directors recusing themselves as appropriate, will approve all final nominations after considering the recommendations of the Nominating and Corporate Governance Committee. The Chairman of the Board, acting on behalf of the other members of the Board, will extend the formal invitation to an approved candidate to stand for election to the Board.
The Nominating and Corporate Governance Committee will continue to seek opportunities to enhance the diversity of directors serving on our Board. Although the Nominating and Corporate Governance Committee does not have specific requirements with regard to diversity in identifying director nominees, the Nominating and Corporate Governance Committee has historically considered, and will continue to consider, diversity a significant factor in evaluating the qualifications and experience of director nominees. In that regard, the Nominating and Corporate Governance Committee will endeavor to achieve an overall variety and mix of diversity in professional experiences, skills, perspective, culture, race and gender among the directors of our Board.
Stockholders may nominate director candidates in accordance with the Company’s Bylaws. Such nominations must be made in writing to the Company’s Secretary at the Company’s principal executive offices. The recommendation must set forth certain information about both the nominee and the nominating stockholder(s). The foregoing is a summary, and the specific requirements and procedures of the Bylaws, including timing of proposals, control.
The stockholder’s notice must set forth as to each nominee all information relating to the nominee that may be required under United States securities laws to be disclosed in solicitations of proxies for the election of directors, including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected. The stockholder’s notice must also set forth as to (i) the stockholder giving notice and (ii) if any, (A) the beneficial owner on whose behalf the nomination is made, (B) any affiliates or associates of such stockholder or any beneficial owner described in clause (A), and (C) each other person with whom any of the foregoing persons either is acting in concert with respect to the Company or has any agreement, arrangement or understanding (whether written or oral) for purpose of acquiring, holding, voting (except pursuant to a revocable proxy given in certain specified circumstances) or disposing of any capital stock of the Company or to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) (each person in clauses (A), (B) and (C) is referred to as a “Stockholder Associated Person”): (1) a description of each agreement, arrangement or understanding with any Stockholder Associated Person; (2) the name and record address, as they appear on the Company’s books, of the stockholder proposing such business, such stockholder’s principal occupation and the name and address of any Stockholder Associated Person; (3) the class or series and number of equity and other securities of the Company which are, directly or indirectly, held of record or beneficially owned by such stockholder or by any Stockholder Associated Person, the dates on which such stockholder or any Stockholder Associated Person acquired such shares and documentary evidence of such record or beneficial ownership; (4) a list of all Derivative Interests (as defined in the Bylaws) held of record or beneficially owned by the stockholder or any Stockholder Associated Person; (5) the name of each person with whom the stockholder or any Stockholder Associated Person has a Voting Agreement (as defined in the Bylaws); (6) details of all other material interests of each stockholder or any Stockholder Associated Person in the proposal of the nominee or any security of the Company (collectively, “Other Interests”); (7) a description of all economic terms of all such Derivative Interests, Voting Agreements or Other Interests and copies of all agreements and other documents relating to each such Derivative Interest, Voting Agreement or Other Interest; and (8) a list of all transactions by such stockholder and any Stockholder Associated Person involving any securities of the Company or any Derivative Interests, Voting Agreements or Other Interests within the six-month period prior to the date of the notice.
To be timely, a stockholder’s notice given in the context of an annual meeting of stockholders shall be delivered to or mailed and received at the principal executive office of the Company not less than 90 days nor more than 120 days in advance of the first anniversary of the date of the Company’s previous year’s annual meeting of stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date of the previous year’s annual meeting, the notice must be received by the Company not less than 90 days nor more than 120 days prior to such annual meeting date or, if the first public announcement of such annual meeting is
9 | Basic Energy Services, Inc.          2020 Proxy Statement

less than 100 days prior to the date of such annual meeting, the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made by the Company.
If the information supplied by the stockholder is deficient in any material aspect or if the foregoing procedures are not followed, then the Board may determine that the stockholder’s nomination should not be brought before the meeting and that the nominee is ineligible for election as a director of the Company. The Nominating and Corporate Governance Committee will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.
Compensation Committee. The responsibilities of the Compensation Committee, composed of Messrs. Kern (Chairman), First, Jeong and Solomon, include, among others:
• to evaluate, develop and/or approve the compensation policies applicable to our executive officers and make recommendations to the Board or approve with respect to the compensation to be paid to our executive officers;
• to review, approve and evaluate on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer and our other named executive officers (“NEOs”);
• to determine and approve our Chief Executive Officer’s compensation, including salary, bonus, incentive and equity compensation;
• to review and make recommendations regarding the compensation paid to non-employee directors;
• to review and approve, or make recommendations to the Board with respect to our incentive compensation plans and to assist the Board with the administration of such plans; and
• to evaluate its own performance at least annually and deliver a report setting forth the results of such evaluation to the Board.
The Board has adopted a written charter for the Compensation Committee, a copy of which is available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basices.com).

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CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS

The Board has adopted Corporate Governance Guidelines, which present a flexible framework within which the Board, supported by its committees, directs the affairs of the Company. The Board has also adopted a Code of Ethics that applies to the Company’s directors and executive officers, including its principal executive officer, principal financial officer and principal accounting officer. The Corporate Governance Guidelines and Code of Ethics are available in the “Investor Relations — Corporate Governance” section of the Company’s website (www.basices.com).
If the Company amends or waives the Code of Ethics with respect to the principal executive officer, principal financial officer or principal accounting officer, it will post the amendment or waiver at this location on its website.

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EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers. Officers are elected annually by the Board and serve until their successors are duly elected and qualified or until their earlier death, resignation or removal. As of March 25, 2020, the respective ages and positions of our executive officers are as follows:

Name	Age	Position
Keith L. Schilling (1)	47	President, Chief Executive Officer and Director
David S. Schorlemer	52	Senior Vice President, Chief Financial Officer, Treasurer and Secretary
James F. Newman	55	Senior Vice President — Region Operations
Sterling J. Renshaw	51	Senior Vice President — Western Region
Adam L. Hurley	38	Vice President — Strategy & Business Development
Eric W. Lannen	53	Vice President — Human Resources
Lanny T. Poldrack	51	Vice President — Central Region and Tubular Division
Brett J. Taylor	46	Vice President — Chief Technology Officer
Richard S. Wegner	36	Vice President — Quality, Health, Safety and Environment
1.For biographical information on Mr. Schilling, see “Election of Directors — Other Directors” beginning on page 4.

David S. Schorlemer (Senior Vice President, Chief Financial Officer, Treasurer and Secretary) has two decades of experience in senior level positions in public and private companies. He most recently served as the Chief Financial Officer of Gulf Island Fabrication, Inc. from 2016 to 2017. His work history also includes serving as CFO for three oil field services companies: GR Energy Services in 2015, Stallion Oilfield Holdings, 2006 to 2015 and Q Energy Services from 1997 to 2002. He also held the role of vice president, marketing and strategic planning for one of Basic’s primary competitors, Key Energy Services from 2002 to 2004. David earned his Bachelor of Business Administration degree in finance from the University of Texas, and his Master of Business from Texas A&M University. Mr. Schorlemer serves as a director of Performance Multi-Flow Solutions, LLC and as an advisor to Luminous Biosciences.
James F. Newman (Senior Vice President — Region Operations) has 35 years of related industry experience and has been our Senior Vice President, Region Operations since October 2013. He previously served as our Group Vice President — Permian Business Unit from April 2011 until September 2013 and has been a Group Vice President since September 2008. Prior to joining Basic, he co-founded Triple N Services in 1986 and served as its President through May 2008. He initially served Basic as an Area Manager in the plugging and abandonment operations. Mr. Newman is a registered Professional Engineer and is active in the Society of Petroleum Engineers. Mr. Newman graduated with a B.S. in Petroleum Engineering from Colorado School of Mines.
Sterling J. Renshaw (Senior Vice President — Western Region) joined Basic as Senior Vice President — Western Region in March 2020 with the acquisition of C&J Well Services, Inc. Previously, he served as NexTier's Senior Vice President — Well Services starting in October 2019 after their merger with C&J Energy Services, Inc. (“C&J”). He previously served as President of C&J’s Well Support Services division, a position he held since August 2017. He first joined C&J in March 2015 as Senior Vice President, Operations for the Well Support Services Northwest region when C&J combined with the completion and production services business of Nabors Industries Ltd. Mr. Renshaw has more than 30 years of industry experience, dealing with all aspects of well support services. He first joined Pool Well Services, which was subsequently acquired by Nabors and then C&J, in 1988. Since then, he has held numerous operational and management positions of increasing responsibility.
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Adam L. Hurley (Vice President — Strategy and Business Development and Chief Integration Officer) has 16 years of related industry experience. He has been our Vice President of Strategy and Business Development since July 2018. Prior to joining Basic, he was an investment banker focused on oil and gas M&A advisory at Intrepid Partners, an energy-focused merchant bank, from 2016 to 2018 and Goldman Sachs from 2013 to 2016. Before that, Mr. Hurley was an officer in the U.S. Army for eight years, most notably as a Special Forces team leader and an infantry platoon leader. Mr. Hurley graduated with a Bachelor of Science degree from the United States Military Academy at West Point and a Masters of Business Administration from Duke University.
Eric W. Lannen (Vice President — Human Resources) has more than 29 years of Human Resources experience in the oil & gas, engineering & construction, defense & government services and the technology industries, as well as more than 16 years of experience in Human Resources leadership roles. Prior to joining Basic in August 2015, Mr. Lannen served as Senior Vice President, Human Resources for Dyncorp International and Vice President of Human Resources at McDermott International. Mr. Lannen’s prior experience includes: talent acquisition leader for IBM growth markets across five continents; leading Human Resources for the Government Services Division of Kellogg Brown & Root (KBR); and several HR positions at Halliburton Company. Mr. Lannen graduated from Texas A&M University with a Bachelor of Science degree.
Lanny T. Poldrack (Vice President — Central Region) has 33 years of related industry experience. He has served as our Vice President — Central Region and Tubular Division since October 2015. From April 2011 to October 2015, he served as our Vice President — Safety and Operations Support. From April 2009 to April 2011, he served as a Corporate Marketing Representative based in Houston, Texas. Prior to joining Basic, he spent 13 years at Cudd Energy Services where he held various technical sales and sales management positions for both well intervention and live well service divisions, the last 4 years of which he served as Business Development Manager for Cudd Well Control for both domestic and international operations in U.S., Canadian, Latin American, European, Middle Eastern and South East Asian markets. He began his oilfield career in West Texas as a technical field representative for Weatherford International, specializing in fishing and rental tools and hydraulic BOP systems. Mr. Poldrack graduated with an applied science degree from Odessa Junior College.
Brett J. Taylor (Vice President — Chief Technology Officer) has 27 years of related industry experience. He has served as our Chief Technology Officer since December 2018. From June 2013 until December 2018, he worked for Basic as Vice President of Manufacturing and Equipment. Prior to joining Basic, he was President of Taylor Industries, LLC ("Taylor Industries") in Tulsa, Oklahoma from 2010 to 2013. From 2009 to 2010, he served as Executive Vice President of Sales and Marketing at Serva Group Manufacturing. Before that, Mr. Taylor held positions of increasing responsibilities at Taylor Industries over an 11-year span. His tenure at Taylor Industries included the role of Consultant, President of Sales from 2008 to 2009, President of Taylor Industries from 2003 to 2008, General Manager & Vice President of Business Development from 2001 to 2003, and Sales and Marketing Manager from 1997 to 1999. Mr. Taylor graduated with a Bachelor of Business Degree from the University of Oklahoma.
Richard S. Wegner (Vice President — Quality, Health, Safety & Environment) has eight years of related industry experience. Mr. Wegner is responsible for the development, implementation, communication and coordination of all quality, health, safety and environmental programs for the Company including Department of Transportation compliance and safety training. Prior to his current role, Mr. Wegner held roles of increasing responsibility at Basic in the Finance and Safety functions including Director of Budget & Analysis and Director Safety & Compliance. Prior to joining Basic, Mr. Wegner served as an Infantry Officer in the United States Marine Corps. Mr. Wegner earned his Bachelor of Business Administration degree from Texas Tech University and his Masters in Business Administration from Southern Methodist University.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of March 25, 2020, by (1) all persons who beneficially own more than 5% of the outstanding voting securities of the Company, to the knowledge of the Company’s management, (2) each current director, (3) each named executive officer listed in the Summary Compensation Table and (4) all current directors and executive officers as a group.
0

Name	Amount and Nature of Beneficial Ownership	Percent of Shares Outstanding

Ascribe Capital LLC (1)	122,496,846	85.2%
James F. Newman (2)	179,223	*
David S. Schorlemer	89,912	*
James D. Kern	66,100	*
Julio M. Quintana	36,600	*
John Jackson	36,100	*
Keith L. Schilling	—	*
Lawrence First	—	*
Ross Solomon	—	*
Derek Jeong	—	*
Directors and Executive Officers as a Group (10 persons)	655,401	0.5%
* Less than one percent.
1.Based solely on information provided on Schedule 13D/A filed by Ascribe Capital LLC ("Ascribe") with the SEC on March 10, 2020. Reflects 3,691,846 shares of common stock of the Company and 118,805 shares of Series A Preferred Stock convertible into 118,805,000 shares of common stock of the Company, held of record by Ascribe III Investments LLC (“Fund III”). Ascribe is the investment manager of Fund III and reported shared voting and dispositive power as to 122,496,846 shares of common stock of the Company. Ascribe’s principal business address is 299 Park Avenue, New York, NY 10171.
2.Includes 6,313 warrants to purchase the Company’s common stock on a one-for-one basis. Excludes 71,228 shares issuable upon exercise of stock options, which are subject to forfeiture.
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1.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides information regarding options, warrants and rights authorized for issuance under our equity compensation plans as of December 31, 2019:
0

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a) (3)
Equity compensation plans approved by security holders (1)	1,191,810	$39.23		774,341
Equity compensation plans not approved by security holders	—	—	—
Total	1,191,810	$39.23		774,341
1.Represents shares of common stock issuable under the Basic Energy Services, Inc. Long Term Incentive Plan, effective as of May 14, 2019 (the “LTIP”), and the Basic Energy Services, Inc. Non-Employee Director Incentive Plan, effective as of May 25, 2017 (as amended, the “Director Incentive Plan”). Includes 306,506 shares of common stock that may be issued upon the vesting of stock options and 885,304 shares of common stock that may be issued upon vesting of restricted stock units (“RSUs”) and restricted stock awards (RSAs).
2.RSUs and RSAs do not have an exercise price; accordingly, RSUs and RSAs are excluded from the weighted average exercise price of outstanding awards.
3.Represents the number of shares of common stock remaining available for grant under the LTIP as of December 31, 2019. If any common stock underlying an unvested award is canceled, forfeited or is otherwise terminated without delivery of shares, then such shares will again be available for issuance under the LTIP.

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EXECUTIVE COMPENSATION MATTERS

Overview

We are currently a smaller reporting company. For purposes of the SEC’s executive compensation disclosure rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, for the fiscal year ended December 31, 2019, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our chief executive officer and the two most highly compensated executive officers, following our chief executive officer. We refer to the aforementioned individuals throughout this discussion as the “NEOs” and their names, titles and positions are as follows:

Name	Principal Position
T. M. “Roe” Patterson (1)	President and Chief Executive Officer
David S. Schorlemer	Senior Vice President, Chief Financial Officer, Treasurer and Secretary
James F. Newman	Senior Vice President — Region Operations
(1)For the compensation period covered by this report, Mr. Patterson was CEO. Mr. Patterson resigned on January 2, 2020 and was succeeded by Mr. Schilling as our President and Chief Executive Officer.

What Guides Our Program

Our Compensation Philosophy & Objectives. Our historic compensation philosophy is driven by the following guiding principles that reinforce the critical connections between business performance, stockholder value creation and senior leadership:
•Compensation for performance: A substantial portion of our executive’s total compensation is variable and contingent upon the attainment of certain specific and measurable annual- and long-term business performance objectives.
•Stockholder alignment: Executives are compensated through compensation elements (base salaries, annual- and long-term incentives) designed to create long-term value for our stockholders, as well as foster a culture of ownership.
•Competitiveness: Target compensation is set at a level that is competitive with that being offered to individuals holding similar positions at other oil and gas companies with which we compete for business and talent.
•Attraction and retention: The executive compensation program enables the Company to retain superior executive talent, as well as attract additional top-tier leadership.
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The Principal Elements of Compensation: Total Direct Compensation ("TDC"). Our compensation philosophy for the year ended December 31, 2019, was supported by the following principal elements in our executive compensation program:

Element	Form	Purpose
Base Salary	Cash (Fixed)	Provides a competitive rate relative to similar positions at the market median. This enables the Company to attract and retain critical executive talent.
Quarterly Incentive Bonus Plan*	Cash (Variable)	Ties the compensation of eligible executives in specific areas, regions and divisions directly to the achievement of financial return on assets employed, revenue growth and safety goals within their particular operations.
Annual Cash Bonus Plan	Cash (Variable)	Provides motivation toward, and reward for the achievement of, annual financial and strategic goals that drive long-term stockholder value.
Long-Term Incentives	Cash or Equity (Variable)	Provides incentives to execute on longer-term financial/strategic growth goals that drive stockholder value creation and support the Company’s retention strategy.
*The CEO, CFO, and Senior Vice President — Region Operations do not participate in this plan. Any bonus amounts awarded under this plan to the other NEOs are deducted from any bonus amounts received under the Annual Cash Bonus Plan.
Section 162(m). We consider objectives such as attracting, retaining and motivating leaders when we design our executive compensation programs. We also consider the tax-deductibility of compensation, but it is not our sole consideration. For federal income taxes, compensation is an expense that is fully tax-deductible for almost all our employees. Our NEOs are treated differently. Their pay above one million is non tax-deductible. Effective for tax years 2018 and later, the performance-based compensation exception to the one million deduction limitation was repealed. As a result of the elimination of the performance-based compensation exception from the 162(m) limitation, the opportunity to design programs that are fully tax-deductible for our NEOs has effectively been eliminated. Therefore, we believe that tax-deductibility will have less of an impact on our program design both currently and in the future.

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Summary Compensation Table
The following information relates to compensation paid by the Company for the fiscal years ended 2019 and 2018 to the Company’s Chief Executive Officer and each of the other two most highly compensated executive officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
T.M. “Roe” Patterson,	2019	713,860	—	—	—	—	—	429,509	1,143,369
President and Chief Executive Officer	2018	700,000	—	1,429,018	—	315,000	—	—	2,444,018
David Schorlemer	2019	400,000	200,000	299,340	—	243,320	—	900	1,143,560
Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2018 (6)	130,770	160,000	250,800	—	—	—	300	541,870
James F. Newman,	2019	420,930	—	312,503	—	234,232	—	8,360	976,025
Senior Vice President — Region Operations	2018	415,000	—	511,263	—	155,625	—	7,639	1,089,527
______________
1.Under the terms of their employment agreements, Messrs. Patterson, Newman and Schorlemer are entitled to the compensation described under “Employment Agreements” below.
2.Pursuant to his appointment in August 2018, Mr. Schorlemer received guaranteed cash payment of $200,000 on each of March 15, 2019 and March 15, 2020 and will receive an additional $200,000 on March 15, 2021.
3.This column represents the total grant date fair value of RSAs, time-based phantom stock and performance-based phantom stock granted to each of the applicable named executive officers. The grant date fair value of performance-based phantom stocks granted in 2019, $1.22 was calculated in accordance with FASB ASC Topic 718, based on the fair value on the grant date, May 15, 2019. The value of time-based RSAs and time-based phantom stock was calculated based upon the closing market price of the stock on the grant date, May 15, 2019. The actual value that an executive officer will realize upon vesting of performance or time-based awards will depend upon the market price of the Company’s stock on the vesting date, so there is no assurance that the value realized by an executive officer will be at or near the value of the market price of the Company’s stock on the grant date. Refer to the Company's Annual Report on Form 10-K for the period ended December 31, 2019, filed with the SEC on March 13, 2020 for further discussion on our grant-date valuation of stock-based compensation.
4.Reflects aggregate bonus payments made utilizing metrics under our annual cash bonus incentive compensation plan and division-level Quarterly Incentive Bonus Plan. In 2019, Messrs. Patterson, Newman and Schorlemer did not participate in the Quarterly Incentive Bonus Plan and received only an annual cash bonus for 2019 performance that was paid in early 2020.
5.Includes vehicle allowance for 2019 and 2018 of $7,460 and $6,739 for Mr. Newman. Includes a cell phone allowance for 2019 and 2018 of $900 for Mr. Newman and a cell phone allowance for 2019 and 2018 of $900 and $300, respectively, for Mr. Schorlemer. Mr. Patterson did not participate in the cell phone allowance plan in 2019 and 2018. All other compensation for Mr. Patterson, in 2019, relates to severance related payments per the Separation Agreement as described below.
6.Mr. Schorlemer’s base salary for 2018 was prorated based on the August 27, 2018 effective date of his appointment as our Chief Financial Officer. He was not a NEO for the annual period of 2018.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options and unvested restricted stock of each of our named executive officers as of December 31, 2019:

Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not vested	Market Value of Shares or Units of Stock that have not vested	Equity Incentive Plan Awards: Number of Unrestricted Shares, Units or Other Rights that have not vested	Equity Incentive Plan Awards: Market or Payout value of Unearned Shares, Units or Other Rights that have not vested
	(#)	(#)
Name	Exercisable	Unexercisable	(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
T.M. “Roe” Patterson (1)
David Schorlemer
8/29/2018 (2)	—	—	—	—	—	—	—	66,000	$17,820
5/15/2019 (3)	—	—	—	—	—	—	—	39,912	$10,776
5/15/2019 (4)	—	—	—	—	—	39,912	$10,776	—	—
5/15/2019 (5)	—	—	—	—	—	79,824	$21,552	—	—
James F. Newman
12/23/2016 (6)	—	—	35,614	$36.55	12/31/2026	—	—	—	—
2/22/2017 (7)	—	11,871	23,653	$41.93	2/22/2027	—	—	—	—
2/22/2017 (8)	—	—	—	—	—	—	—	9,893	$2,671
2/8/2018 (9)	—	—	—	—	—	—	—	10,641	$2,873
2/8/2018 (10)	—	—	—	—	—	—	—	15,692	$4,237
5/15/2019 (3)	—	—	—	—	—	—	—	41,667	$11,250
5/15/2019 (4)	—	—	—	—	—	41,667	$11,250	—	—
5/15/2019 (5)	—	—	—	—	—	83,331	$22,499	—	—

(1) On September 13, 2019, Mr. T.M. “Roe” Patterson notified the Board of his decision to voluntarily resign as President and Chief Executive Officer of the Company. Thus, all his outstanding stock and option awards were forfeited.
(2) Performance-based RSUs were granted by our Board, as recommended by the Compensation Committee on August 8, 2018. Performance for the award is measured based on the Company's relative total stock return (“TSR”) compared to the TSR of a selected peer group of energy services companies. These units have a two year performance period and will vest in two equal installment beginning on March 15, 2020.
(3) RSUs were granted by our Board, as recommended by the Compensation Committee, to certain members of management, including our named executive officers, on May 15, 2019. RSUs begin to vest in three equal annual installments on May 15, 2020.
(4) On May 15, 2019, the Compensation Committee of the Board made grants of cash-settled time-based phantom restricted stock to certain members of management. Cash-settled time-based phantom shares granted under the LTIP, vest in one-third increments on May 15, 2020, 2021 and 2022. Each cash-settled time-based phantom share is the economic equivalent of one share of Company common stock, subject to a maximum settlement amount of $9.00 per phantom share and are subject to accelerated vesting in certain circumstances.
(5) On May 15, 2019, the Compensation Committee of the Board made grants of cash-settled performance-based phantom restricted stock to certain members of management. Performance for the award is measured based on the Company's relative total stock return (“TSR”) compared to the TSR of a selected peer group of energy services companies. These units have a two year performance period and will vest in two equal installments beginning on May 15, 2021. Each cash-settled time-based phantom share is the economic equivalent of one share of Company common stock, subject to a maximum settlement amount of $9.00 per phantom share and are subject to accelerated vesting in certain circumstances.
(6) These options vested in equal installments beginning on December 23, 2017. As of December 31, 2019, these options are fully vested.
(7) One third of the options vested on February 8, 2018, and another one third vested on February 22, 2019. The remainder will vest February 22, 2020.
(8) Performance-based RSUs were granted by our Board, as recommended by the Compensation Committee, to certain of our employees, including our named executive officers, on February 22, 2017. Performance for the award was measured based on the Company's relative total stock return (“TSR”) compared to the TSR of a selected peer group of energy services companies. One third of the Performance-based RSUs vested on February 22, 2018, and another one third vested on February 22, 2019. The remainder will vest February 22, 2020.
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(9) Time-based RSUs were granted by our Board, as recommended by the Compensation Committee, to certain of our employees, including our named executive officers, on February 8, 2018. RSUs begin to vest in three equal annual installments on March 15, 2019.
(10) Performance-based RSUs were granted by our Board, as recommended by the Compensation Committee, to certain members of management, including our named executive officers, on February 8, 2018. Performance for the award is measured based on the Company's relative total stock return (“TSR”) compared to the TSR of a selected peer group of energy services companies. These units have a two year performance period and will vest in two equal installments beginning on March 15, 2020.

Employment Agreements
Pursuant to our employment agreement, effective December 19, 2019, with Keith L. Schilling, our President and Chief Executive Officer, Mr. Schilling’s initial annual base salary was set at $650,000 and is subject to adjustment at least annually. Mr. Schilling is entitled to an annual performance bonus if certain performance criteria are met. In addition, Mr. Schilling is eligible from time to time to receive grants of stock options and other long-term equity incentive compensation under our LTIP. If Mr. Schilling’s employment were to be terminated for certain reasons, he would be entitled to a lump sum severance payment equal to 1.5 times the sum of his annual base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three completed fiscal years. Additionally, in the event that within the six months preceding or the twelve months following a change of control of the Company, Mr. Schilling’s Employment Agreement is not renewed by the Company and a new employment agreement has not been entered into, Mr. Schilling will be entitled to the same severance benefits described above, subject to certain conditions. Mr. Schilling’s employment agreement renews automatically each January 1st for a one-year period unless notice of termination is properly given by us or Mr. Schilling. In the event that Mr. Schilling’s employment agreement is not renewed by us for any reason other than cause and a new employment agreement has not been entered into prior to the expiration of the then-current term, Mr. Schilling will be entitled to the same severance benefits described above.
We entered into a Separation Agreement on September 13, 2019 with Mr. Patterson (the “Separation Agreement”), pursuant to which he will receive (i) a severance payment of $1,442,000, minus applicable taxes and withholdings, and a $200,000 one-time cash payment within ten days following the six-month anniversary of his separation from the Company effective on January 2, 2020 (the “Separation Date”), (ii) after-tax reimbursement of 100% of the COBRA premiums for up to 18 months after the Separation Date or the date Mr. Patterson becomes eligible for group health insurance coverage under another employer’s group health insurance, whichever is sooner, and (iii) reimbursement of attorneys’ fees in an amount up to $20,000 incurred by him in consultations related to the Separation Agreement. In addition, Mr. Patterson received (i) all base salary through the Separation Date, pay for any accrued unused paid time off as of the Separation Date, and his performance bonus for the year 2019, in each case to the extent payable in accordance with Mr. Patterson’s Amended and Restated Employment Agreement, dated as of October 24, 2016, as amended and (ii) all vested benefits under the Basic Energy Services, Inc. 401(k) Plan and the Basic Energy Services, Inc. Executive Deferred Compensation Plan, in each case in accordance with the terms of the respective plan.
Pursuant to the Separation Agreement, all equity incentive awards previously granted to Mr. Patterson continued to be governed by the terms and conditions of their respective award agreements. All incentive awards that were unvested immediately prior to the Separation Date were forfeited as of the Separation Date. All stock options which vested prior to the Separation Date remained exercisable for 90 days following the Separation Date, after which they expire.
Mr. Schorlemer’s employment agreement provides for an initial base salary of $400,000. Mr. Schorlemer is also entitled to an annual performance bonus if certain performance criteria are met. Under the employment agreement, Mr. Schorlemer is eligible from time to time to receive awards of long-term equity incentive compensation under Basic’s equity compensation plans. Mr. Schorlemer also received payments of $200,000 on each of March 15, 2019 and March 15, 2020 and is entitled to receive another $200,000 payment on March 15, 2021. In addition, effective August 29, 2018, Mr. Schorlemer was granted 66,000 performance-based Restricted Stock Units under the Basic Energy Services, Inc. Management Incentive Plan based on a two-year performance period and followed by a two-year vesting period.
If Mr. Schorlemer’s employment is terminated for certain reasons, he would be entitled to a lump sum severance payment equal to 1.5 times the sum of his base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. Additionally, if Mr. Schorlemer’s employment is terminated for certain reasons within the six months preceding or the twelve months following a change of control
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of Basic, he would be entitled to a lump sum severance payment equal to two times the sum of his base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three completed fiscal years. In the event that within the six months preceding or the twelve months following a change of control of the Company, Mr. Schorlemer’s employment agreement is not renewed by the Company and a new employment agreement has not been entered into, Mr. Schorlemer will be entitled to the same severance benefits described above, subject to certain conditions.
We have also entered into an employment agreement with James F. Newman, our Senior Vice President — Region Operations effective November 2013. Pursuant to the agreement, Mr. Newman was given an initial annual base salary of $400,000 which is subject to adjustment at least annually. Mr. Newman is also entitled to an annual performance bonus if certain performance criteria are met. In addition, Mr. Newman is eligible from time to time to receive grants of stock options and other long-term equity incentive compensation under our LTIP. If Mr. Newman's employment were to be terminated for certain reasons, he would be entitled to a lump sum severance payment equal to 1.5 times the sum of his annual base salary plus his current annual incentive target bonus for the full year in which the termination of employment occurred. Additionally, if the employment were to be terminated for certain reasons within the six months preceding or the twelve months following a change in control of our Company, he would be entitled to a lump sum severance payment equal to two times the sum of his annual base salary plus the higher of (i) his current annual incentive target bonus for the full year in which the termination of employment occurred or (ii) the highest annual incentive bonus received by him for any of the last three fiscal years. The employment agreement renews automatically each January 1st for a one-year period unless notice of termination is properly given by us or the officer. In the event that either of these employment agreements is not renewed by us for any reason other than cause and a new employment agreement has not been entered into prior to the expiration of the then-current term, the officer will be entitled to the same severance benefits described above.
The employment agreement for Mr. Newman also provides for gross up payments to the extent Section 280G of the Code would apply to such payments as excess “parachute” payments.
As consideration for our entering into the above employment agreements, each of Messrs. Patterson, Schilling, Newman and Schorlemer has agreed in his employment agreement that, for a period of six months following the termination of his employment by us without cause or by him for good reason, and for a period of two years following the termination of his employment for retirement or any other reason, he will not, among other things, engage in any business competitive with ours, render services to any entity that is competitive with us or solicit business from certain of our customers or potential customers. These non-competition restrictions will not apply in the event that such termination is within twelve months of a change in control of our company. Additionally, each officer has agreed not to solicit any of our employees to terminate, reduce or otherwise adversely affect his employment with us for a period of two years following the termination of his employment by us for whatever reason.
Our Compensation Committee reviews and discusses periodically with a compensation consultant the salary and wage levels of our officers and employees, including our NEOs. In February 2020, our Compensation Committee, based on its discussion with its compensation consultant, increased 2020 base salaries from the 2019 salary amounts for each of our executive officers. Base salaries for 2020 are as follows: Mr. Schilling - $650,000; Mr. Schorlemer - $400,000; and Mr. Newman - $408,049.
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Director Compensation

The following table sets forth information concerning the 2019 compensation of each of our directors other than T. M. “Roe” Patterson, who was a named executive officer and received no compensation for serving as a director:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c) (1)	(d)	(e)	(f)	(g)	(h)
Julio M. Quintana (Chairman)	93,750	70,081	—	—	—	—	163,831
Timothy H. Day (2)	115,167	89,815	—	—	—	—	204,982
John Jackson	90,000	70,081	—	—	—	—	160,081
James D. Kern	75,000	70,081	—	—	—	—	145,081
Samuel E. Langford (2)	75,000	70,081	—	—	—	—	145,081
Anthony J. DiNello (2)	78,601	—	—	—	—	—	78,601
0
1.This column represents the total grant date fair value of restricted stock awards granted to each of the applicable directors. The fair value of restricted stock awards and the cash-settled restricted stock units were calculated based upon the closing market price of the Company’s common stock on the grant date.
2.Mr. DiNello resigned from the Board effective November 8, 2019. Mr. Day and Mr. Langford resigned from the Board effective March 9, 2020.

For additional information regarding fees earned for services as a director in 2019, including annual retainer fees, committee and chairmanship fees, and meeting fees, see “Board of Directors and Committees of the Board — Board of Directors — Compensation.”

Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with Related Persons. During 2019, there were no transactions with related persons that were required to be disclosed in this proxy statement pursuant to Item 404(d) of Regulation S-K.
Review, Approval or Ratification of Transactions with Related Persons. Pursuant to the charter of the Audit Committee, the Audit Committee is responsible for establishing procedures for the approval of all related party transactions between the Company and any officer or director that would potentially require disclosure. The Board has adopted a written policy regarding related party transactions that is to be administered by the Audit Committee. The policy applies generally to transactions, arrangements or relationships in which the Company was, is or will be a participant, in which the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect material interest. Related persons include, among others, directors and officers of the Company, beneficial owners of 5% or more of the Company’s voting securities, immediate family members of the foregoing persons, and any entity in which the foregoing persons are employed, are a principal or in which such person has more than a 10% beneficial ownership interest. The Company’s Chief Financial Officer is responsible for submitting related person transactions to the Audit Committee for approval at regularly scheduled meetings, or, if such approval is not practicable, to the Chairman of the Audit Committee for approval between such meetings. When considering related person transactions, the Audit Committee, or where submitted to the Chairman, the Chairman, will consider all of the relevant facts available, including, but not limited to: the benefits of the transaction to the Company; the impact on a director’s independence in the event the related person is a director; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions available to unrelated third parties or to employees of the Company generally. In addition, the Stockholders Agreement with Ascribe (as defined below) provides that certain actions of the Company and its subsidiaries require approval of a special committee of the Board comprised
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solely of at least two independent directors. The Company is not aware of any transaction that was required to be reported in its filings with the SEC where such policies and procedures either did not require review or were not followed.

Change in Control Transaction
On March 9, 2020, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Ascribe Investments III LLC, a Delaware limited liability company (“Ascribe”), NexTier Holding Co., a Delaware corporation (“Seller”) and C&J Well Services, Inc., a Delaware corporation, and wholly owned subsidiary of Seller (“CJWS”).
Pursuant to the Purchase Agreement, among other things, (i) Seller transferred and delivered to the Company and the Company purchased and acquired from Seller, all of the issued and outstanding shares of capital stock of CJWS held by Seller (the “Stock Purchase”), such that CJWS became a wholly-owned subsidiary of the Company; (ii) as a portion of the consideration for the Stock Purchase, Ascribe, on behalf of the Company, conveyed to Seller certain 10.75% senior secured notes due October 2023 issued by the Company to Ascribe in an aggregate amount equal to $34.4 million (the “Ascribe Senior Notes”); (iii) Ascribe entered into an Exchange Agreement, dated March 9, 2020, with the Company (the “Exchange Agreement”) pursuant to which, among other things, Ascribe exchanged the Ascribe Senior Notes for (a) 118,805 shares of newly issued common stock equivalent preferred stock, designated as “Series A Participating Preferred Stock,” par value $0.01 per share, of the Company (the “Series A Preferred Stock”) and (b) an amount in cash approximately equal to $1.5 million (the “Exchange Transaction” and, together with the Stock Purchase and the other transactions contemplated by the Purchase Agreement, the “C&J Transaction”), and (iv) the Company agreed to hire Jack Renshaw as a Senior Vice President, Western Region, upon consummation of the C&J Transaction.
The Exchange Agreement
Pursuant to the Exchange Agreement, as partial consideration for the Exchange Transaction, the Company issued to Ascribe 118,805 shares of newly issued Series A Preferred Stock of the Company, which constitutes 83% of the equity interest in the Company. Upon consummation of the Exchange Transaction, the Company’s public shareholders owned approximately 14.94% of the equity interests in the Company.
The Company has issued and outstanding $300 million principal amount of the 10.75% Senior Secured Notes due 2023 (the “Notes”), issued pursuant to that certain Indenture, dated as of October 2, 2018 (the “Base Indenture”) by and among the Company, the guarantors party thereto and UMB Bank, National Association, as trustee and collateral agent (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 22, 2019, by and among the Company, the guarantors party thereto and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Under the Exchange Agreement, as partial consideration for the Exchange Transaction, the Company paid to Ascribe an amount in cash equal to, $1.5 million, representing the accrued (but unpaid) interest, from and including the most recent date to which interest has been paid pursuant to the terms of the Notes and the Indenture but excluding the date of the closing of the C&J Transaction, on the aggregate principal amount of the Ascribe Senior Notes.
If Ascribe is required to pay the Make-Whole Payment to Seller pursuant to the Purchase Agreement, the Company will be required to reimburse to Ascribe the amount of such Make-Whole Payment (such amount, the “Make-Whole Reimbursement Amount”) either (i) in cash (a) to the extent the Company has available cash (as determined by an independent committee of the Company’s Board) and (b) subject to satisfaction of certain “Payment Conditions” set forth in the Credit Agreement (as defined below) or (ii) if the Company is unable to pay the full Make-Whole Reimbursement Amount in cash pursuant to clause “(i)” of this paragraph, in additional Notes as permitted under the Indenture. In consideration of providing the Make-Whole Payment to Seller, the Company paid Ascribe $1 million in cash at the closing of the C&J Transaction.
Stockholders’ Agreement & Governance
In connection with the Exchange Agreement, the Company and Ascribe entered into a Stockholders Agreement. As contemplated by the Stockholders Agreement, simultaneously with the closing of the transactions
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contemplated by the Exchange Agreement, the Board was reconstituted from six directors to seven directors, comprised of (i) three Class I directors with terms to expire in 2020 (the “Class I Directors”), (ii) two Class II directors with terms to expire in 2021 (the “Class II Directors”) and (iii) two Class III directors with terms to expire in 2022 (the “Class III Directors”). Additionally, effective as of the closing of the C&J Transaction, each of Messrs. Timothy H. Day and Samuel E. Langford resigned from the Board and (a) Lawrence First was appointed as a Class I Director, (c) Derek Jeong was appointed as a Class II Director and (b) Ross Solomon was appointed as a Class III Director. Pursuant to the terms of the Stockholders Agreement, following the closing of the C&J Transaction and until the Board Rights Termination Date (as defined below), Ascribe is entitled to designate for nomination for election to the Board all members of the Board, provided that such designations must be made in a manner to ensure that at all times the Board is comprised of at least two independent directors. The subsidiaries require approval of a special committee of the Board comprised solely of at least two independent directors. The “Board Rights Termination Date” means the earlier to occur of (A) the date on which Ascribe Affiliated Entities (as defined below), collectively, no longer beneficially own 25% of the fully-diluted common equity of the Company (including the Series A Preferred Stock) and (B) the date on which Ascribe and its affiliates, collectively, no longer constitute the largest holder of fully-diluted common equity of the Company (including the Series A Preferred Stock). The “Ascribe Affiliated Entities” will be comprised of (x) Ascribe and each investment fund which Ascribe or its affiliates controls or for which Ascribe or its affiliates act as a manager or investment advisor and (y) each other person (including portfolio companies) in which person(s) described in clause (x) of this sentence holds a majority of the outstanding equity or voting securities.

Leadership Structure of the Company’s Board
Mr. Quintana is the Chairman of the Board. The Chairman is not the principal executive officer of the Company. The Board believes that the separation of the Chairman and the Chief Executive Officer functions in this structure is appropriate for oversight purposes on behalf of its investors, because it clarifies the individual roles of the Chairman and Chief Executive Officer, allows the Chief Executive Officer to speak for the Company’s management, provides independent Board oversight by an independent Chairman and enhances accountability. The Board periodically reviews the leadership structure and may make changes in the future.

Board Role in Risk Oversight of the Company
The Board has delegated certain responsibilities to the Audit Committee under the Company’s Audit Committee charter. These responsibilities include, among others: (i) meeting periodically with management and/or the Company’s Chief Financial Officer and Chief Accounting Officer to review and discuss (A) the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures, including guidelines and policies with respect to risk management and risk assessment and (B) the effects of regulatory and accounting changes; (ii) reviewing and discussing with the Company’s independent auditor reports that the independent auditors are required to provide to the Audit Committee relating to significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements; (iii) discussing periodically with members of management, the Company’s internal auditors and the Company’s independent auditor the adequacy and effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting, any changes in internal controls, and any significant deficiencies or material weaknesses in the design or operation of internal controls; and (iv) establishing and maintaining whistleblower procedures for complaints received by the Company regarding accounting, internal accounting controls and auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. In connection with these risk oversight matters, the Audit Committee also regularly reviews with management safety and litigation matters.
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The Board receives regular reports from the Chairman of the Audit Committee regarding its activities and actions, as well as any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the auditors, and the performance of the internal audit function.
The Board does not have any separate risk committees. However, the Compensation Committee, in connection with setting 2019 and 2020 compensation, has considered whether its compensation policies and practices are reasonably likely to cause a material adverse effect on the Company. Risk oversight with respect to other Company matters, to the extent applicable, remains with the Board or the Company’s management.

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AUDIT RELATED MATTERS

Audit Committee Report
The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Basic Energy Services, Inc. (the “Company”) consists of three directors who are independent, as defined by the standards of the New York Stock Exchange and the rules of the Securities and Exchange Commission. Under the charter approved by the Board, the Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements and is responsible for selecting and retaining the independent auditors. The Company’s management is responsible for preparing the financial statements of the Company, and the independent auditors are responsible for auditing those financial statements. The Committee’s role under the charter is to provide oversight of management’s responsibility. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee met seven times during the year ended December 31, 2019.
The independent auditors provided the Committee a written statement describing all the relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Public Company Accounting Oversight Board (“PCAOB”) Rule 3526 (Communication with Audit Committees Concerning Independence). The Committee also discussed with the auditors any relationships that may impact the independence of the auditors.
The Committee discussed and reviewed with the independent auditors all communications required to be discussed by standards of the PCAOB, including those described in PCAOB AS 1301, “Communication with Audit Committees.”
The Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2019, and discussed them with management and the independent auditors. Based on such review and discussions, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the Securities and Exchange Commission.
This report of the Audit Committee shall not be deemed “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act.

John Jackson, Chairman
James D. Kern
Julio Quintana

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Independent Auditor and Fees
KPMG LLP, a registered public accounting firm, audited the Company’s consolidated financial statements for fiscal 2019 and has advised the Company will have a representative available at the 2020 Annual Meeting to respond to appropriate questions. Such representative will be permitted to make a statement if he or she so desires.
KPMG LLP has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audits of the Company’s 2019 and 2018 annual financial statements and (ii) all other services provided by KPMG LLP (All Other Fees).

	Audit Fees	All Other Fees (1)
Fiscal 2019	$1,368,500	$103,000
Fiscal 2018	$1,452,000	$160,000
___________
(1) “All Other Fees” consists of fees related to the adoption of ASC Topic 842 - Leases, and out of scope work related to an acquisition. All other fees in 2018 consisted of fees related to the adoption of ASC Topic 842 - Leases and a comfort letter. There were no fees billed by KPMG in 2019 or 2018 that would constitute “Audit-Related Fees” or “Tax Fees.”

Audit Committee Pre-Approved Policies and Procedures
The Audit Committee of the Board has adopted policies regarding the pre-approval of auditor services. The Audit Committee historically approves at its May meeting all services provided by the independent public accountants. All additional services must be pre-approved on a case-by-case basis. The Audit Committee reviews the actual and budgeted fees for the independent public accountants at its first and fourth meetings. All of the services provided by KPMG LLP during fiscal 2019 were pre-approved by the Audit Committee.

Required Vote
The affirmative vote of holders of a majority of the voting power of our Voting Stock present in person or represented by proxy at the meeting and entitled to vote is required to approve this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

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PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

The Board unanimously recommends that you vote FOR this proposal.

On March 24, 2020, the Board approved an amendment to Article FOURTH of our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of capital stock from 85,000,000 to 203,805,000 shares, consisting of 5,000,000 previously authorized shares of preferred stock, 80,000,000 previously authorized shares of common stock and 118,805,000 newly authorized shares of common stock. The text of the proposed amendment is set forth below, and included in Appendix A.

Purpose and Effects of the Proposed Amendment
We are currently authorized pursuant to our Certificate of Incorporation to issue up to 80,000,000 shares of common stock. As of March 9, 2020, there were 24,936,864 shares of common stock issued and outstanding, resulting in 55,063,136 shares of authorized and unissued shares of common stock available for issuance. The purpose of our proposed increase in the authorized shares of common stock is to ensure sufficient shares of common stock will be available for issuance by us in the event the Series A Preferred Stock (as defined below) is converted into shares of common stock.
On March 9, 2020, the Company entered into a Purchase Agreement with Ascribe III Investments LLC, a Delaware limited liability company (“Ascribe”), NexTier Holding Co., a Delaware corporation, and C&J Well Services, Inc., a Delaware corporation (“C&J”). Under the terms of the Purchase Agreement and related agreements, the Company acquired C&J and issued 118,805 shares of Series A Preferred Stock to Ascribe in exchange for Senior Secured Notes, which the Company used as a portion of the purchase price for C&J. Acquiring 118,805 shares of Series A Preferred Stock increased Ascribe’s percentage equity ownership interest to approximately eighty-five percent, decreasing the existing stockholders’ percentage equity ownership interest. However, the proposed increase in authorized shares of common stock in connection with the Purchase Agreement will not further dilute the existing stockholders’ percentage equity ownership interest in relation to the Series A Preferred Stock.
If the proposed amendment is approved by stockholders, the newly authorized shares of common stock would be held in reserve for the conversion of the Series A Preferred Stock into common stock, should that occur, leaving the company with 55,063,136 shares available to be issued for any proper corporate purpose, including future acquisitions, investment opportunities, the establishment of collaboration or other strategic agreements, capital raising transactions of equity or convertible debt securities, future at the market offerings of common stock, stock splits, stock dividends, issuance under current or future employee equity plans or for other corporate purposes. The remainder of the shares would be available for issuance from time to time at the discretion of the Board without further stockholder action, except as may be required for a particular transaction by law, stock exchange regulations or other agreements or restrictions we may enter into in the future. To the extent that additional authorized shares of common stock beyond those held in reserve for the conversion of the Series A Preferred Stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership interests and could be issued at prices lower than the prices at which existing stockholders purchased their stocks. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock.

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Implementation of Proposed Amendment

If Proposal 2 is approved by the requisite holders of the Voting Shares as set forth above, the proposed amendment to article FOURTH of the Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State.

Text of the Amendment

We propose to amend the first paragraph of Article FOURTH of the Certificate of Incorporation so that the first sentence of the paragraph would read in its entirety as follows:

“FOURTH: The total number of shares of capital stock of the corporation shall be 203,805,000, which shall consist of 5,000,000 shares of Preferred Stock, par value of $0.01 per share, and 198,805,000 shares of Common Stock, par value of $0.01 per share.”

The only changes that would be made to the first paragraph of Article FOURTH of the Certificate of Incorporation, as currently in effect, would be to increase the number of authorized shares of common stock from 80,000,000 to 198,805,000 and to reflect a corresponding increase in the aggregate number of shares of capital stock of all classes that may be issued from 85,000,000 to 203,805,000. The full text of the proposed amendment to the Certificate of Incorporation to effect Proposal 2 is included in Appendix A to this Proxy Statement.

Required Vote

The affirmative vote of holders of a majority of the voting power of our Voting Stock present in person or represented by proxy at the meeting and entitled to vote is required to approve this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

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PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PERMIT STOCKHOLDERS TO ACT BY WRITTEN CONSENT

The Board unanimously recommends that you vote FOR this proposal.

Overview
In addition to the proposed amendment to our Articles of Incorporation described in Proposal 2, the Board recommends that the stockholders approve an amendment to the Certificate of Incorporation to permit stockholders to act by written consent.
Under the provisions of Section 228 of the Delaware General Corporation Law (the “DGCL”), corporate action of stockholders without a meeting of stockholders may be taken by the written consent of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise specified in the certificate of incorporation. Our current Certificate of Incorporation does not allow for stockholders to act by written consent. Accordingly, the adoption of Proposal 3 would conform the applicable provisions of our Certificate of Incorporation to the requirements of Section 228 of the DGCL.
Our Board believes that the proposed amendment would be in the best interests of our Company and its stockholders. It will allow the Company, in situations where approval by the stockholders is required, to take prompt action by obtaining the requisite stockholder consent in writing, without the delay and expense of convening a stockholder meeting for the purpose of approving the action. The Board believes that in such cases where stockholders representing the requisite number of votes necessary to authorize an action have already consented to a given action, the stockholder meeting becomes a formality that utilizes time and resources that are better spent on other corporate functions. Pursuant to the Exchange Agreement discussed above under the heading “Change in Control Transaction,” as partial consideration for the Exchange Transaction, the Company issued to Ascribe 118,805 shares of newly issued Series A Preferred Stock of the Company, which constitutes 83% of the voting equity interest in the Company. Upon consummation of the Exchange Transaction, Ascribe held approximately 85.2% of the voting equity interests in the Company. Please see “Security Ownership of Certain Beneficial Owners and Management” for more information. Accordingly, following the approval of Proposal 3, Ascribe will be able to unilaterally determine matters submitted to a vote of stockholders, such as approval of significant corporate transactions, by written consent without a meeting of stockholders until such time as its ownership interest decreases to less than 50%.

Implementation of Proposed Amendment
If Proposal 3 is approved by the requisite holders of the Voting Shares as set forth above, the proposed amendment to article NINTH of the Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State.

Text of the Amendment

We propose to amend Article NINTH of the Certificate of Incorporation to read as follows:

“NINTH: Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that
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would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted.”

The full text of the proposed amendment to the Certificate of Incorporation to effect Proposal 3 is included in Appendix A to this Proxy Statement.

Required Vote

The affirmative vote of holders of a majority of the voting power of our Voting Stock present in person or represented by proxy at the meeting and entitled to vote is required to approve this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

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PROPOSAL 4: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board unanimously recommends that you vote FOR this proposal.

We are asking stockholders to approve, on a non-binding advisory basis, the Company’s compensation of its NEOs as disclosed in this proxy statement. At our 2017 Annual Meeting of Stockholders, our Board recommended, and a majority of our stockholders approved, the voting on this advisory vote each year. As described above in “Executive Compensation Matters” the Compensation Committee has structured our executive compensation program to achieve the following key objectives:
•attract, reward and retain the highest quality executive officers;
•recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality;
•provide motivation toward, and reward the accomplishment of, corporate annual objectives;
•align executive officers’ compensation to stockholder interests; and
•align executive officers’ incentives with both the short-term and long-term goals of the Company.

We urge stockholders to read “Executive Compensation Matters” beginning on page 16 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives and the related compensation tables and narrative therein beginning on page 18, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board believe that the policies and procedures articulated in “Executive Compensation Matters” are effective in achieving our goals and that the compensation of our NEOs reported in this proxy statement has and will contribute to the Company’s recent and long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following resolution at the 2020 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of Basic Energy Services, Inc. (the “Company”) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Executive Compensation Matters section and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2020 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Required Vote

The affirmative vote of holders of a majority of the voting power of our Voting Stock present in person or represented by proxy at the meeting and entitled to vote is required to approve this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

32 | Basic Energy Services, Inc.          2020 Proxy Statement

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Board unanimously recommends that you vote FOR this proposal.

The Audit Committee has selected KPMG LLP as the Company’s independent auditor for fiscal year 2020, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board is submitting the selection of KPMG LLP for ratification by stockholders as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Required Vote

The affirmative vote of holders of a majority of the voting power of our Voting Stock present in person or represented by proxy at the meeting and entitled to vote is required to approve the ratification of the selection of KPMG as the Company’s independent auditor for the current fiscal year.

33 | Basic Energy Services, Inc.          2020 Proxy Statement

OTHER MATTERS
Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.
The Company is soliciting proxies for the 2020 Annual Meeting and will bear the cost of solicitation. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or electronic media. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and the Company will reimburse these parties for any out-of-pocket expenses.

PROPOSALS OF STOCKHOLDERS FOR 2021 ANNUAL MEETING
Proxy Statement Proposals

Under SEC rules, stockholders wishing to submit proposals for inclusion in the proxy statement for the 2021 Annual Meeting of Stockholders must ensure that such proposals are received by the Company at the Company’s principal executive offices at 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102, Attention: Corporate Secretary, on or before [●], 2021.

Other Proposals and Nominations

The Company expects that its 2021 Annual Meeting of Stockholders will be held in May 2021 consistent with prior annual meetings. The Company’s Bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in the Company’s proxy statement for that meeting. Stockholders of record who intend to submit a proposal at the annual meeting of stockholders in 2021 must provide written notice to the Company in accordance with the Company’s Bylaws. Under the Company’s Bylaws, such notice must be received at the Company’s principal executive offices, addressed to the Secretary of the Company, not earlier than January 6, 2021 nor later than February 5, 2021, which are dates at least 90 days but not more than 120 days in advance of the first anniversary of the date of the Company’s 2020 Annual Meeting. The notice must contain the information required by the Company’s Bylaws.
These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC, see “Proxy Statement Proposals” above. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.
Copies of the Company’s Bylaws are available on its website, www.basices.com, or may be obtained from the Corporate Secretary.

34 | Basic Energy Services, Inc.          2020 Proxy Statement

DELINQUENT SECTION 16(A) REPORTS

Based solely upon a review of reports on Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2019, reports on Form 5 and amendments thereto furnished to the Company with respect to fiscal 2019, and written representations from officers and directors that no Form 5 was required to be filed, the Company believes that all filing requirements applicable to its officers, directors and beneficial owners of more than 10% of the common stock under Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with during fiscal 2019, except that, inadvertently, Mr. Patterson’s Form 4 reporting four transactions relating to forfeiture of certain incentive awards was filed late on November 26, 2019.

ADDITIONAL INFORMATION

We have adopted a procedure called "householding." Under this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.
We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or the Proxy Statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement, you may submit a written request to Secretary, Basic Energy Services, Inc., 801 Cherry Street, Suite 2100, Fort Worth, Texas 76102 or call (817) 334-4100. You may also review the Company’s filings with the Securities and Exchange Commission by visiting our website at www.basices.com.
If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact our Secretary at the contact information listed above. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
Any stockholders of record who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact our Secretary at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.
A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.
The Corporate Governance Guidelines, the Code of Ethics and the charters of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are also available on the Company’s website at www.basices.com, and copies of these documents are available to stockholders, without charge, upon request.

35 | Basic Energy Services, Inc.          2020 Proxy Statement

Appendix A
FORM OF
CERTIFICATE OF AMENDMENT
TO
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BASIC ENERGY SERVICES, INC.
Basic Energy Services, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows pursuant to Section 242 of the DGCL:
FIRST: This Certificate of Amendment amends the Second Amended and Restated Certificate of Incorporation of the Corporation filed in the Office of the Secretary of State of the State of Delaware on December 23, 2016 (the “Certificate of Incorporation”).
SECOND: The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the DGCL, adopted resolutions setting forth amendments to the Certificate of Incorporation of the Corporation to (i) increase the total number of shares of authorized common stock of the Corporation and (ii) permit stockholder action by written consent, and declaring said amendments to be advisable and in the best interests of the Corporation, as follows:
RESOLVED, that the first sentence of Article FOURTH of the Corporation’s Certificate of Incorporation, as amended, be, and hereby is, amended to read as follows:
“FOURTH: The total number of shares of capital stock of the Corporation shall be 203,805,000, which shall consist of 5,000,000 shares of Preferred Stock, par value of $0.01 per share, and 198,805,000 shares of Common Stock, par value of $0.01 per share.”
RESOLVED, that Article NINTH of the Corporation’s Certificate of Incorporation, as amended, be, and hereby is, amended to read as follows:
“NINTH: Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted.”
THIRD: That at the 2020 Annual Meeting of the Stockholders held on [●], 2020, the foregoing amendments were duly approved by more than a majority of voting power of the outstanding shares of common stock, par value $0.01 per share, of the Company and Series A Participating Preferred Stock, par value $0.01 per share, of the Company, voting together as one class, in accordance with Section 242 of the DGCL.
FOURTH: The foregoing amendments shall be effective as of 5:00 p.m., Eastern Time, on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.
FIFTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the Corporation has caused these Article of Amendment to be signed and attested by its duly authorized officer this [●] day of [●], 2020.

BASIC ENERGY SERVICES, INC.
By:
Name:
Title:

A-2

PRELIMINARY COPY - SUBJECT TO COMPLETION - DATED MARCH 25, 2020

BASIC ENERGY SERVICES, INC.
ATTN: CORPORATE SECRETARY
801 CHERRY STREET, SUITE 2100
FORT WORTH, TX 76102

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Access "**www.proxyvote.com**" or scan the Quick Response code with your smartphone up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 as soon as possible.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E97975-P35432

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BASIC ENERGY SERVICES, INC.

The Board of Directors recommends you vote FOR the following Class I Directors:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Julio Quintana
02) Keith L. Schilling
03) Lawrence A. First

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Approval of an amendment to the Company's Certificate of Incorporation to increase the number of shares of authorized common stock.	☐	☐	☐
3. Approval of an amendment to the Company's Certificate of Incorporation to permit stockholders to act by written consent.	☐	☐	☐
4. Advisory vote to approve named executive officer compensation.	☐	☐	☐
5. Ratification of the appointment of KPMG LLP as the Company's independent auditor for fiscal year 2020.	☐	☐	☐

NOTE: This proxy, when properly executed, will be voted in the manner directed herein. **If no direction is made, this proxy will be voted as to all shares of the undersigned FOR the election of each of the nominees listed in Proposal 1, FOR Proposals 2, 3, 4 and 5 and in the discretion of the proxies with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.** This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU ARE NOT VOTING VIA TELEPHONE OR INTERNET, DETACH AND RETURN THIS PORTION ONLY

E97976-P35432

BASIC ENERGY SERVICES, INC.
Annual Meeting of Stockholders
May 6, 2020, 10:00 a.m. Local Time
This proxy is solicited by the Board of Directors

The 2020 Annual Meeting of the Stockholders of Basic Energy Services, Inc. (the "Company") will be held on May 6, 2020 at 10:00 a.m. local time, at The Fort Worth Club, 306 W. 7th Street, Fort Worth, Texas 76102. The undersigned, having received the Notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints Keith L. Schilling and David S. Schorlemer, or either of them, his/her true and lawful agents and proxies, with power of substitution and re-substitution in each, to represent and vote at the 2020 Annual Meeting scheduled to be held on May 6, 2020, or at any adjournment or postponement thereof, on all matters coming before said meeting, all shares of Common Stock of the Company which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS. IF VOTING BY MAIL, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side